UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2015

ENDURANCE EXPLORATION GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment is being filed to include the Updated Investor Presentation Exhibit.

Item 7.01 Regulation FD Disclosure

Endurance Exploration Group to Present Operational Update at Annual Freedom Investors / KDC Financial Conference

September 16, 2015

Endurance Exploration Group, Inc. (OTCQB:EXPL) plans to present to its core investor group at the annual Freedom Investors / KDC Financial conference in Milwaukee on Monday, September 21st and Tuesday, September 22 (www.freedominvestorscorp.com) regarding current success and future operations at the site of the shipwreck Connaught, a steamship lost in 1860 with a cargo of gold coins. The updated investor presentation is attached as an exhibit herein. In addition, Endurance has updated their corporate Facebook page (https://www.facebook.com/EnduranceExplorationGroup) with video and still imagery from their recent subsea survey and salvage work of the Connaught wreck site.

To date, Endurance Exploration Group has completed a detailed subsea video and navigational survey of the site, has been granted exclusive salvage rights by the US Federal courts, and has retrieved the first artifacts from the debris field. Before continuing, Endurance must clear a mass of man-made debris and large commercial fishing nets concentrated around the aft section of the wreck site. This debris has hampered operations around the critical aft section of the wreck site where the coins are believed to now lie.

“We knew the wreck had sustained extensive damage from commercial fishing net strikes,” said Endurance CEO Micah Eldred. “But the sheer scale of the problem exceeded the expectations of our entire team. Some of these lost nets measure two, three hundred feet across, complete with heavy rolling weights, floats and high-tensile steel cables. We’ll need to finish the job of clearing these nets before our people and equipment can safely resume recovery work on the site of the Connaught.”

Video survey and mapping efforts undertaken during the last six weeks will significantly aid the removal effort. Endurance intends to utilize a precision grapple system, coupled with subsea navigational systems, designed to remove the nets from the wreck, after which they can be safely disposed, clearing the way for continued salvage and recovery operations.

“These nets are a massive environmental and operational hazard,” said Endurance Research Director Taylor Zajonc. “The largest of the nets extend hundreds of feet above the wreck site and frequently shift position as currents change. Not only do they pose an immense danger to our subsea equipment, they continue to kill fish and other marine life. Removing them will not only make it safe to continue our mission, it will also render the shipwreck a more viable long-term wildlife habitat.”

In partnership with Eclipse Group (http://www.eclipse.us.com/), Endurance is working to build the tools necessary to remove not only any debris not dislodged by the precision grapple system, but also to carefully excavate the significant and heavy iron overburden of the targeted aft area. Endurance partner Eclipse Group is also in the process of developing upgraded subsea “power packs” and interchangeable tooling, allowing Endurance to lift and remove heavy iron plates, beams and any sediment obstructions.

“We intend to return to the wreck site with these new tools as soon as practical,” continued Endurance CEO Micah Eldred. “However, while we are all excited about the near term prospects of the gold coin recovery from Connaught, we must first methodically develop and execute an efficient plan to work around all of the hurdles we have encountered with this wreck site.   Those work-around solutions include:  removal of the net obstructions, complete the build of the specialized subsea salvage tools enabling us to remove the heavy iron structures from the aft section of the wreck site, and the sourcing of an appropriately sized DP-class vessel for use in the deployment of the new gear. Given the task list and the short weather window we can work in the North Atlantic, we believe it is unlikely that we will be able to complete salvage operations in calendar 2015, however, we remain committed to the salvage of the Connaught and the recovery of her valuable cargo as soon as possible.”

Eldred further commented, “To understate the obvious, deep-water subsea salvage work is extremely difficult.  Our operation should not, and cannot, be compared to one that consists of a few shallow water divers, operating from a small boat, kicking around in the mud.  We operate at the other end of the spectrum. Our survey and recovery operations are being conducted on a significant scale with expensive and sophisticated remotely operated equipment at depths beyond the capability of divers, and the operating environment, pressures, and tolerances are constantly challenging the equipment and crew.  However, we are fortunate enough to have surrounded ourselves with a solid management and operational team with many years of experience who possess a proven track record of success in this space; and, we are confident in our team’s ability to deal with the obstacles that we encounter in this and any project.  We appreciate the long-term nature and support of our core investor group who have also embraced our multi-year, multi-project, strategy of building shareholder value; and, who, in particular, share our belief that rewards often come only after overcoming life’s challenges.”

In addition, Endurance believes the advanced tooling currently under construction will greatly expand their subsea capabilities, enabling the company access to greater numbers and complexity of possible future shipwreck projects.  Endurance maintains a research database of over 1000 shipwrecks, and the new tooling being currently built will significantly expand the company’s capabilities for future projects.

Built in Ireland and launched in 1860, the 380-foot iron-hulled side-wheel steamer Connaught was lauded as one of the largest and most luxurious ocean-going liners in service, a true Titanic of her time. Upon sinking on only her second voyage, the Connaught became best known for her role in what has been called one of the most courageous, daring and successful rescues in maritime history. All 591 of the ships passengers were saved by the heroic effort of a tiny fruit transport ship, the Minni Schiffer and her Captain, John Wilson. The Connaught sank on her way from St. John’s, Newfoundland to Boston, Massachusetts with a shipment of £10,000 in gold coin.

About Endurance Exploration Group, Inc.:

Endurance Exploration Group, Inc. specializes in historic shipwreck research, subsea search and recovery of lost ships containing valuable cargoes. Over the last 5 years, Endurance has developed a research database of over 1,000 ships that are known to be lost with valuable cargoes in the world oceans.

Cautionary Information Regarding Forward-Looking Statements.

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated. The information contained in this release is as of September 16, 2015. Endurance Exploration Group, Inc. assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1

Updated Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endurance Exploration Group, Inc.
Dated: September 16, 2015	By:	/s/ MICAH ELDRED
Name: Micah Eldred Title: President and Chief Executive Officer